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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT: August 10, 2005
(Date of earliest event reported)

______________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

UTAH	333-86830	87-0654478
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

1464 West 40 South, Suite 200		84042
Lindon, Utah		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events.

The Company announced today that the beta installation of its Empowered WaterTM pathogen intervention system at a supermarket operated by Whole Foods Market, Inc. in Atlanta, Georgia in April 2005 has resulted in the Company’s receipt of its first purchase order from a customer in the grocery industry.

The grocery industry represents one of the several independent sales and distribution channels currently being developed by the Company. Other channels include Consumer Products, Living Surfaces, Poultry Processing, Beef Processing, Seafood and Mold. With this announcement, the Company has now begun to generate revenue from the Consumer Products, Living Surfaces, Poultry Processing and Grocery Channels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, INC.

Date: August 10, 2005	By:	/s/ Gaylord M. Karren
Name: Gaylord M. Karren
Title: Chief Executive Officer